Exhibit 1.1

AIR LEASE CORPORATION

Medium-Term Notes, Series A

Due Nine Months or More from Date of Issue

Distribution Agreement

November 20, 2018

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

AND EACH OF THE DISTRIBUTION AGENTS LISTED

ON SCHEDULE 1 HERETO

Ladies and Gentlemen:

Air Lease Corporation (the “Company”), a Delaware corporation, confirms its agreement (this “Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Lead Agents”) and each of the other distribution agents listed on Schedule 1 hereto (each referred to as a “Distribution Agent” and collectively referred to as the “Distribution Agents”) with respect to the issuance and sale from time to time by the Company of its Medium-Term Notes, Series A, Due Nine Months or More from Date of Issue (“Notes”). “Related Agent,” in connection with any particular offer and sale of Notes, refers to each Distribution Agent acting as a placement agent or purchasing as a principal with respect to such Notes.

As of the date hereof, the Company has authorized the issuance and sale of Notes in an aggregate principal amount not to exceed U.S. $15,000,000,000 (or the equivalent, based on the applicable exchange rate at the time of issuance, in such foreign currencies as the Company shall designate at the time of issuance) at any one time outstanding, pursuant to the terms of this Agreement. It is understood, however, that the Company will have the option at any time, and from time to time, in its sole discretion and without consent of any Distribution Agent, to increase the amount of Notes that may be issued and that such additional Notes may be sold pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

Notes are to be offered under the Indenture, dated as of November 20, 2018 (as may be amended and supplemented from time to time, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”, which term includes any successor Trustee).

This Agreement provides both for the sale of Notes by the Company (a) to one or more of the Distribution Agents as principal for resale to investors and other purchasers and (b) directly to investors (as may from time to time be agreed to by the Company and the related Distribution Agent or Distribution Agents), in which case the Distribution Agents will act as agents of the Company in soliciting purchases of Notes. All such sales and resales will be made pursuant to the restrictions set forth herein.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement, as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-224828). The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the applicable first contract of sale for an issuance of Notes, which time shall be considered the “new effective date” of such registration statement with respect to such Notes within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of the Registration Statement, as amended in the form in which it has most recently been filed with the Commission, is hereinafter called the “Base Prospectus”; the Base Prospectus, as supplemented by the prospectus supplement dated November 20, 2018 relating to the Notes, is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any supplement to the Prospectus that sets forth only the terms of a particular issue of Notes or the offering thereof is hereinafter called a “Pricing Supplement”; any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any prospectus supplement (including any preliminary prospectus supplement) relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to be the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

1. Appointment as Distribution Agents.

(a) Appointment as Distribution Agents. Subject to the terms and conditions stated herein, the Company hereby appoints the Distribution Agents as the exclusive placement agents for Notes and acknowledges that the Distribution Agents shall have the exclusive right to assist the Company in the placement of Notes during the term of this Agreement, subject to the Company’s right to appointment of additional agents from time to time. Whenever the Company agrees to sell Notes directly to a Distribution Agent as principal for resale to others, such sale shall be made in accordance with the provisions of Section 3(a) hereof. No Distribution Agent is authorized to appoint sub-agents; provided, however, any Distribution Agent may pursuant to Section 3(a) hereof engage the services of any other broker or dealer in connection with the offer or sale of Notes and may pursuant to Section 3(b) hereof re-allow all or any portion of the commission payable pursuant hereto. Unless otherwise agreed, during the period the Distribution Agents are acting as the Company’s placement agents hereunder, the Company will not engage any other person or party to assist in the placement of Notes; provided, however, that the Company may accept offers to purchase Notes through an agent other than a Distribution Agent if such agent shall have executed an accession letter substantially in the form of Exhibit A or B, as appropriate, attached hereto, countersigned by the Company. In addition, the Company may from time to time appoint one or more agents other than a Distribution Agent upon the terms of this Agreement, solely with respect to a particular sale of Notes by the Company directly to any such agent as principal, by entering into a Terms Agreement with such agent substantially in the form set out in Exhibit C hereto that includes the provisions relating to the sale of Notes to a purchaser that is not a “Distribution Agent” under this Agreement, whereupon the terms and conditions of this Agreement shall apply to the sale of such Notes, and such agent shall be entitled to the benefits of this Agreement solely with respect to such purchase and sale; provided that following the closing for the sale of the relevant Note or Notes, the relevant agent shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the purchase and sale of the relevant Notes.

(b) Aggregate Principal Amount in Relation to Sale of Notes. The Company shall not approve the solicitation of purchases of Notes (i) in excess of the aggregate principal amount of such Notes which shall be authorized to be outstanding by the Company from time to time or (ii) if specified in the Prospectus, in excess of the

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aggregate principal amount of Notes specified in the Prospectus. The Distribution Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold or at any time outstanding or of otherwise determining the aggregate principal amount of Notes duly authorized by the Company and available for sale.

(c) Purchases as Principal. The Distribution Agents shall not have any obligation to purchase Notes from the Company as principal, but the Distribution Agents may agree from time to time to purchase Notes as principal. Any such purchase of Notes by a Distribution Agent as principal shall be made in accordance with Section 3(a) hereof.

(d) Solicitations as Distribution Agent; Method of Solicitation. The Distribution Agents will solicit offers to purchase Notes in accordance with Section 3(b) hereof, and in connection therewith will use only the Disclosure Package (as defined herein) and such term sheets and free writing prospectuses as contemplated by Section 4A(a) hereof.

(e) Reliance. The Company and the Distribution Agents agree that any Notes purchased by any Distribution Agent shall be purchased, and any Notes the placement of which a Distribution Agent arranges shall be placed, by such Distribution Agent in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

2. Representations and Warranties.

The Company represents and warrants to each (v) Distribution Agent as of the date hereof, (w) Related Agent as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to a Related Agent as principal or through a Related Agent as agent), (x) Related Agent as of the date of each delivery of Notes (whether to a Related Agent as principal or through a Related Agent as agent) (the time and date of each such delivery to a Related Agent as principal being hereafter referred to as a “Settlement Date”), (y) Related Agent as of each Applicable Time (as defined below) and (z) Distribution Agent as of each date to which the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for the establishment of, or a change in, the specific terms of a tranche of Notes or an amendment or supplement relating exclusively to the issuance of securities under the Registration Statement other than Notes) (collectively, each a “Representation Date”), as follows:

(a) Registration Statement. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company has been initiated or threatened by the Commission.

(b) Documents Incorporated by Reference. On each applicable Representation Date (i) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, as amended or supplemented, if applicable, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, as amended or supplemented, if applicable, at the time of its effectiveness, and the Prospectus, as amended or supplemented, if applicable, when filed, complied in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus, as amended or supplemented, if applicable, when filed, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (x) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any Distribution Agent expressly for use therein and (y) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

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(c) Disclosure Package. (i) With respect to a particular issue of Notes, the “Applicable Time” will be such time as is specified as the Applicable Time in the Terms Agreement, or, if either the Terms Agreement does not specify the Applicable Time or if such Notes are not being sold pursuant to a Terms Agreement, the time of the first sale by a Distribution Agent (including, without limitation, a contract of sale by a Distribution Agent) of such Notes or with respect to such Notes sold by such Distribution Agent as agent; and the “Disclosure Package” will be the Prospectus as amended or supplemented at the Applicable Time together with any Pricing Supplement relating to such Notes being offered, any Final Term Sheet (as defined in Section 4(l)) relating to such Notes being offered and any such “issuer free writing prospectuses”, as defined in Rule 433 under the Securities Act, as may be listed in the section of the Terms Agreement entitled “Disclosure Package Schedule” (each, an “Issuer Free Writing Prospectus”); (ii) with respect to the applicable issue of Notes, the Disclosure Package, as of the Applicable Time, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iii) with respect to the applicable issue of Notes, each Issuer Free Writing Prospectus relating to such issue of Notes listed in the section of the Terms Agreement entitled “Disclosure Package Schedule”, if any, will not conflict with the information contained in the Registration Statement or the Prospectus; provided, however, that the representations and warranties set forth in clauses (ii) and (iii) of this paragraph shall not apply to statements or omissions in the Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Company by any Distribution Agent expressly for use therein.

(d) Supplemental Offering Materials. With respect to a particular issue of Notes, any individual Supplemental Offering Materials (as defined below) when considered together with the Disclosure Package, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the representations and warranties set forth in this paragraph shall not apply to statements or omissions in such Supplemental Offering Materials made in reliance upon and in conformity with information furnished in writing to the Company by any Distribution Agent expressly for use therein. As used herein, “Supplemental Offering Materials” means, with respect to a particular issue of Notes, any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act), other than the Prospectus and the Disclosure Package, prepared by or on behalf of the Company, that constitutes an offer to sell or a solicitation of an offer to buy such issue of Notes, including without limitation any “road show” (as defined in Rule 433 under the Securities Act) relating to such issue of Notes that constitutes such an issuer free writing prospectus.

(e) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Disclosure Package, the Registration Statement and the Prospectus comply as to form with the accounting requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information of the Company included or incorporated by reference in each of the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; and any pro forma financial information and the related notes thereto included or incorporated by reference in the Disclosure Package, the Registration Statement and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable.

(f) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Disclosure Package, the Registration Statement and the Prospectus, (i) there has not been any material adverse change in or affecting the business, financial position or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Change”); and (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement, except for transactions or agreements entered into in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole.

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(g) Organization and Good Standing. The Company and each of its “significant subsidiaries” (as such term is defined in Rule 1-02(w) of Regulation S-X), if any, (each a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”), have been duly organized and are validly existing and (i) with respect to entities organized in the United States, in good standing under the laws of their respective jurisdictions of organization and (ii) with respect to any entity organized in Ireland, no steps have been taken or are being taken to appoint a receiver, examiner or liquidator over it or to wind it up, and are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate or limited liability company power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such corporate or limited liability company power or authority would not, individually or in the aggregate, reasonably be expected to (i) have a material adverse effect on the business, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or (ii) prevent or materially interfere with the performance by the Company of its obligations under this Agreement and the Notes (a “Material Adverse Effect”).

(h) Capitalization. All the outstanding shares of capital stock or other equity interests of each Significant Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and except as otherwise disclosed in or contemplated by each of the Disclosure Package, the Registration Statement and the Prospectus or except pursuant to the terms and conditions of any and all debt agreements to which the Company and any such Significant Subsidiary is a party or which are entered into in the ordinary course in connection with the purchase or refinancing of aircraft, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(i) Authorization and Validity of Agreements and Notes. This Agreement and any applicable Terms Agreement (as defined in Section 3(a) hereof) has been duly authorized, executed and delivered by the Company. The Indenture has been duly qualified under the Trust Indenture Act, and has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and, by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law (collectively, the “Enforceability Exceptions”) and except as enforcement thereof may be further limited by requirements that a claim with respect to Notes payable in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined by applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. The issuance of Notes has been duly authorized by the Company, and, when a Note is issued and executed by the Company and authenticated and delivered by the Trustee pursuant to the provisions of this Agreement, the Procedures and the Indenture against payment therefor, such Note will constitute a valid and legally binding obligation of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions and except as enforcement thereof may be further limited by requirements that a claim with respect to Notes payable in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined by applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. On each applicable Settlement Date, (i) the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder, and (ii) the terms of Notes in respect of which an offer to purchase has been accepted by the Company are or will be in all material respects accurately described in the Disclosure Package, the Registration Statement and the Prospectus.

(j) No Violation or Default. Neither (i) the Company nor any of its Significant Subsidiaries is in violation of its respective charter or bylaws or similar organizational documents; (ii) the Company nor any of its subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a

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party or by which the Company or any of its subsidiaries is bound or to which any property or assets of the Company or any of its subsidiaries is subject; or (iii) the Company nor any of its subsidiaries is in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) No Conflicts. The execution, delivery and performance by the Company of this Agreement, any applicable Terms Agreement, the Indenture and the Notes (collectively, the “Transaction Documents”), the issuance and sale of Notes and the consummation by the Company of the transactions contemplated by the Transaction Documents do not and, with respect to a particular issue of Notes, on the Settlement Date will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents to which each is a party, the issuance and sale of Notes and the consummation by the Company of the transactions contemplated by the Transaction Documents, except for such as have been obtained or such consents, approvals, authorizations, orders and registrations or qualifications as may be required under (i) applicable securities laws of any state, (ii) applicable securities laws of any Non-U.S. jurisdiction or (iii) the rules of FINRA in connection with the offer and sale of Notes.

(m) Legal Proceedings. Except as disclosed in each of the Disclosure Package, the Registration Statement and the Prospectus, (i) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect, and (ii) to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

(n) Independent Accountants. The accounting firm(s) that certified the financial statements of the Company and its subsidiaries included in the Disclosure Package, the Registration Statement and the Prospectus is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(o) Investment Company Act. The Company is not and, after giving effect to the offering and sale of Notes and the application of the proceeds thereof as disclosed in the Disclosure Package, the Registration Statement and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(p) Taxes. Except where the failure to pay or file or where such deficiency, liability or lien would not reasonably be expected to have a Material Adverse Effect and except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company, the Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (after considering any applicable extension). The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are, to the Company’s knowledge, adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, result in a Material Adverse Effect.

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(q) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as disclosed in each of the Disclosure Package, the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in each of the Disclosure Package, the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has received written, or to the knowledge of the Company, other notice of any revocation or modification of any such license, certificate, permit or authorization except such revocation or modification as would not reasonably be expected to have a Material Adverse Effect.

(r) Disclosure Controls. The Company and its subsidiaries maintain a system of “disclosure controls and procedures,” as defined in Rule 13a-15(e) promulgated under the Exchange Act, that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(s) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Disclosure Package, the Registration Statement and the Prospectus, the Company is not aware of any material weaknesses in the Company’s internal controls over financial reporting.

(t) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person authorized to act on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment or (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom, each as may be amended, or the rules or regulations thereunder, and the Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith.

(u) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(v) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled by an individual or entity that is currently subject to any sanctions administered or enforced by the United States (including any administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is operating, organized or resident in a country or territory that is, or whose government is, the subject of country-wide Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly use the proceeds of the offering of Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity in any manner that would result in a violation of any Sanctions by, or would result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(w) No Restrictions on Subsidiaries. Except (i) pursuant to the terms and conditions of any and all debt agreements to which the Company or any of its subsidiaries is a party or which are entered into in the ordinary course in connection with the purchase or financing of aircraft or (ii) as disclosed in or contemplated by each of the Disclosure Package, the Registration Statement and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(x) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes or that would result in a violation of Regulation M under the Exchange Act.

(y) Sarbanes-Oxley Act. The Company and, to the knowledge of the Company, the Company’s directors or officers, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(z) Status under the Securities Act. The Company is not an “ineligible issuer” and is a “well-known seasoned issuer”, in each case as defined under the Securities Act, in each case at the applicable dates of determination specified in the Securities Act in connection with the offering of Notes. The Company satisfied the eligibility requirements set forth under General Instruction I. A. of Form S-3 at the time of the initial effectiveness of the Registration Statement and as of the most recent deemed amendment thereof, if any, pursuant to Section 10(a)(3) of the Securities Act.

(aa) Title to Aircraft. Except as would not reasonably be expected to have a Material Adverse Effect, the Company or one of its subsidiaries has legal and valid title to all aircraft disclosed as owned by such person in the Disclosure Package, the Registration Statement and the Prospectus, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in or contemplated by the Disclosure Package, the Registration Statement or the Prospectus, pursuant to the terms and conditions of any and all debt agreements to which the Company or any of its subsidiaries is a party, or as permitted under aircraft leases entered into in the ordinary course to which the Company or any of its subsidiaries is a party.

(bb) Aircraft Lease Documents. Each of the lease agreements, lease addenda, side letters, assignments of warranties, option agreements or similar agreements (not including non-binding term sheets or letters of intent) to which the Company or any of its subsidiaries is a party (collectively, the “Aircraft Lease Documents”), is in full force and effect, except in each case as would not reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, no event of default (as so defined in the applicable Aircraft Lease Document) has occurred and is continuing under any Aircraft Lease Document, except for such events of default as would not reasonably be expected to have a Material Adverse Effect.

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(cc) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd) Cybersecurity. (i)(A) To the Company’s knowledge, there has been no material security breach or incident, material unauthorized access or disclosure, or other material compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, soft-ware, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (B) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or incident, material unauthorized access or disclosure or other material compromise to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safe-guards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

3. Purchases as Principal; Solicitations as Distribution Agents.

(a) Purchases as Principal. Unless otherwise agreed by the relevant Distribution Agent or Distribution Agents (who shall be the lead manager(s) in the case of a syndicated issue) and the Company, Notes shall be purchased by the relevant Distribution Agent or Distribution Agents as principal. Such purchases shall be made in accordance with terms agreed upon by the relevant Distribution Agent or Distribution Agents and the Company (which terms shall be agreed upon either orally or in writing substantially in the form of Exhibit C, attached hereto, and mailed, emailed or telecopied to the Company, in each case, with such changes agreed to by the Company and the relevant Distribution Agents). Any agreement entered into pursuant to the previous sentence, including any oral agreement confirmed in writing, is referred to herein as a “Terms Agreement”. A Distribution Agent’s commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth and the applicable Terms Agreement. Each purchase of Notes, unless otherwise agreed by the Company and the Distribution Agents and specified in the applicable Pricing Supplement, shall be at a discount from the principal amount of each such Note as agreed by the Company and the Distribution Agents at the time of such purchase and as specified in the applicable Terms Agreement and Pricing Supplement. A Distribution Agent may engage the services of any broker or dealer in connection with the offer or sale of Notes it has purchased from the Company as principal for resale to investors and other purchasers, and may re-allow all or any portion of the discount received in connection with such purchases from the Company to such brokers or dealers.

(b) Solicitations as Agents. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, when agreed by the Company and a Distribution Agent, such Distribution Agent, as agent of the Company, will use reasonable best efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Disclosure Package and in the Prospectus, as then amended or supplemented. All Notes sold through a Distribution Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company or such Distribution Agent.

Each Distribution Agent will communicate to the Company, orally or in writing, each offer to purchase Notes solicited by such Distribution Agent on an agency basis, other than those offers rejected by the Distribution Agent. Each Distribution Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of any Distribution Agent’s agreement contained herein. The Company may accept or reject any proposed purchase of Notes, in whole or in part. The Distribution Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by the Distribution Agent on an agency basis and accepted

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by the Company. A Distribution Agent shall not have any liability to the Company in the event any such agency purchase is not consummated for any reason other than as a result of the default by the applicable Distribution Agent of its obligations hereunder. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by the Distribution Agent on an agency basis and accepted by the Company, the Company shall (i) hold the Distribution Agent which solicited such offer harmless against any loss, claim, damage or liability arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to such Distribution Agent any commission to which it would be entitled in connection with such sale, unless (x) such Distribution Agent shall have failed to comply with the terms and conditions of this Agreement relating to such sale or (y) the Company has a reasonable basis to believe that, due to the nature of such purchaser, such sale would have violated any statute or law or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of Notes through the Distribution Agents, as agents, commencing at any time for any period of time or permanently and certain obligations of the Company shall be suspended during this period as set forth in Section 4(c). Upon receipt of instructions from the Company, the Distribution Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Distribution Agents that such solicitation may be resumed.

The Company agrees to pay each Distribution Agent a commission, which may be in the form of a discount or otherwise, equal to a percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Distribution Agent and as specified in the applicable Pricing Supplement; provided, however, that the Company shall only be obligated to pay one such fee with respect to any particular Note so sold. A Distribution Agent may re-allow all or any portion of the commission payable pursuant hereto to dealers in connection with the offer and sale of any Notes.

Except as permitted by the prior sentence, with respect to any Notes for which a Distribution Agent is soliciting offers to purchase in accordance with this Section 3(b), no such Distribution Agent shall otherwise employ, pay or compensate any other person to perform any of such Distribution Agent’s obligations under this Section 3(b) without the prior written consent of the Company.

(c) Provision of Documents. The Company agrees to provide (i) the Distribution Agents with such number of copies of the Registration Statement, the Base Prospectus and the Prospectus, in each case including exhibits and all amendments thereto, as the Distribution Agents may reasonably request in connection with the sale of Notes and (ii) the Related Agent(s), during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Notes (the “Prospectus Delivery Period”), such number of copies of the Prospectus (as amended or supplemented) and any Issuer Free Writing Prospectus as such Related Agent(s) may reasonably request.

(d) Notice and Effect of Material Changes. If at any time any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Distribution Agents or counsel to the Company, to amend the Disclosure Package or the Prospectus, as then amended or supplemented, in order that the Disclosure Package or the Prospectus, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the discretion of the Company, it is necessary at any time to amend or supplement the Disclosure Package, the Registration Statement or the Prospectus, as then amended or supplemented, to comply with the Securities Act, the Exchange Act, or any rules and regulations thereunder, the Company shall promptly notify each Distribution Agent who then holds any Notes purchased as principal pursuant hereto to suspend the solicitation of offers to purchase Notes. In such event, such Distribution Agent shall not thereafter attempt to offer or place any Notes until the Company shall have prepared an Issuer Free Writing Prospectus or an amendment or supplement to the Registration Statement or the Prospectus, as then amended or supplemented, and, subject to Section 4(a) hereof, caused to be filed with the Commission such amendment or supplement to the Registration Statement or the Prospectus, as then amended or supplemented, that will have corrected such untrue statement or omission or effected such compliance and shall have furnished such Issuer Free Writing Prospectus or amended or supplemented Prospectus, as the case may be, to the Distribution Agents in such numbers as they may reasonably require.

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(e) Administrative Procedures. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Distribution Agents and the Company (the “Procedures”). The Distribution Agents and the Company agree to perform, and the Company agrees to instruct the Trustee to perform, the respective duties and obligations specifically provided to be performed by them in the Procedures.

(f) Delivery. The documents required to be delivered pursuant to Section 6 hereof on the date hereof shall be delivered at the office of Simpson Thacher & Bartlett LLP, 2475 Hanover Street, Palo Alto, California, at 10:00 A.M., New York City time, or at such other place and time as the Distribution Agents and the Company may agree upon in writing.

4. Covenants of the Company.

The Company covenants and agrees with each Distribution Agent (or with respect to a particular issue of Notes, each Related Agent) as follows:

(a) Filing of Documents Incorporated by Reference; Material Changes. Prior to the termination of the offering of a particular issue of Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any prospectus supplement relating to such Notes or any amendment to the Registration Statement or any prospectus required to be filed by Rule 430B(h) unless the Company has previously furnished to the Distribution Agents or Related Agents, as the case may be, copies thereof for their review and will not file any such proposed supplement, amendment or prospectus to which the Distribution Agents reasonably object; provided, however, that (i) the foregoing requirement shall not apply to any of the Company’s periodic filings with the Commission filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act or relating exclusively to an offering of securities under the Registration Statement other than Notes and (ii) the filing of any prospectus supplement or amendment to the Registration Statement or any prospectus that only sets forth the terms or a description of particular Notes, including any Pricing Supplement, shall only be reviewed and approved by the Related Agent(s) offering such Notes. Subject to the foregoing sentence, the Company will cause each prospectus supplement, including each Pricing Supplement, and any prospectus required to be filed by Rule 430B(h), in each case, relating to Notes to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act.

The Company will promptly notify the Distribution Agents (i) of the filing of any amendment or supplement to the Prospectus (except that notice of the filing of an amendment or supplement to the Prospectus that merely sets forth the terms or a description of particular Notes shall only be given to the Related Agents offering such Notes), (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act or the institution or threatening of any proceeding for that purpose, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; provided, that except during an ongoing offering of Notes (whether any Distribution Agents are acting as principal or as agent in connection therewith), such obligation to advise the Distribution Agents of filings of documents described in clauses (i) and (ii) of this sentence shall be satisfied with respect to any document filed by the Company with the Commission via EDGAR. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order, notice of objection or notice of suspension of qualification related to the Registration Statement and, in the event of the issuance of any such stop order or notice of suspension or qualification, the Company will use its commercially reasonable efforts to obtain as soon as possible its withdrawal, and in the event of any such issuance of a notice of objection, the Company promptly will take such commercially reasonable steps, including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of Notes by the Distribution Agents (reference herein to the “Registration Statement” shall include any such amendment or new registration statement).

Subject to Section 3(d) hereof, if any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Distribution Agents or counsel for the Company, to amend the Disclosure Package or the Prospectus, as then amended or supplemented, in order that the Disclosure Package or the

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Prospectus, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the discretion of the Company, it is necessary at any time to amend or supplement the Disclosure Package, the Registration Statement or the Prospectus, as then amended or supplemented, to comply with the Securities Act, the Exchange Act or any rules and regulations thereunder, the Company shall prepare and, subject to this Section 4(a), cause to be filed with the Commission an Issuer Free Writing Prospectus or an amendment or supplement to the Registration Statement or the Prospectus, as then amended or supplemented, in form and substance reasonably satisfactory to counsel for the Distribution Agents, that corrects such untrue statement or omission or effects such compliance and shall furnish such Issuer Free Writing Prospectus or amended or supplemented Prospectus, as the case may be, to the Distribution Agents in such numbers as they may reasonably require.

(b) Due Diligence. Reasonably in advance of each time legal opinions and 10b-5 statements are required to be delivered pursuant to Section 6(a), 6(b) or 8(c) hereof, the Company shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Distribution Agent the opinion(s) or statements referred to in Section 6(a), 6(b) or 8(c) hereof.

(c) Suspension of Certain Obligations. At any time when no Distribution Agent shall then hold any Notes purchased as principal, the Company reserves the right to instruct the Distribution Agents to suspend for any period of time, the solicitation of offers to purchase Notes from the Company. As soon as practicable, but in any event not later than one business day in New York City, after receipt of notice from the Company (such notice, if oral or telephonic, to be confirmed in writing as soon as reasonably practicable thereafter, but in any event not later than five business days in New York City after such oral or telephonic notice), the Distribution Agents will suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised the Distribution Agents that such solicitation may be resumed. During such suspension period, notwithstanding anything to the contrary contained herein, the Company shall not be required to comply with the provisions of subsections (a) or (b) of this Section 4 or Section 8 hereof. Upon advising the Distribution Agents that such solicitation may be resumed, however, the Company shall simultaneously provide any documents required to be delivered by subsections (a) or (b) of this Section 4 or Section 8 hereof, and the Distribution Agents shall have no obligation to solicit offers to purchase Notes until such documents have been received by the Distribution Agents. In addition, if the Company fails to comply with any of its obligations hereunder, except to the extent suspended as provided herein, including its obligations to deliver the documents required by Section 4(a), (b) and (c) or Section 8 hereof, the Distribution Agents shall have the right to terminate their obligations hereunder, including, without limitation, their obligations to solicit offers to purchase Notes hereunder as an agent or to purchase Notes hereunder as a principal.

(d) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Distribution Agents, to qualify an issue of Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Distribution Agents shall reasonably request and will continue such qualifications in effect so long as required for the distribution of such Notes; provided, that, the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which Notes have been qualified as above provided.

(e) Clear Market. If required by any Terms Agreement or other agreement to purchase Notes by one or more Distribution Agents as principal, then between the date of the applicable Terms Agreement or other agreement to purchase such Notes and the Settlement Date with respect to such purchase, the Company will not, without the prior consent of the Related Agents who are party to such Terms Agreement or other agreement (or, in the case of a syndicated issue, the lead manager(s) thereof), offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to Notes (other than (i) Notes that are to be sold pursuant to such Terms Agreement or other agreement, (ii) deposit and other bank obligations issued and sold directly by the Company in the ordinary course of its business, (iii) debt instruments described in Section 3(a)(3) of the Securities Act and (iv) commercial paper in the ordinary course of its business).

(f) Use of Proceeds. With respect to a particular issue of Notes, the Company will apply the net proceeds from the sale of such Notes in the manner disclosed in the applicable Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

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(g) No Stabilization. With respect to a particular issue of Notes, the Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of such Notes, except as otherwise permitted by Regulation M under the Exchange Act (it being understood that the Company makes no statement as to the activities of the Distribution Agents in connection with the offering).

(h) Earnings Statement. The Company will make generally available to its security holders and the Distribution Agents as soon as practicable an earnings statement that satisfies the provisions of the last paragraph of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) DTC. If Notes are to be issued in the form of one or more fully registered global notes, the Company will assist the Related Agents in arranging for Notes to be eligible for clearance and settlement through DTC.

(j) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(k) Filing Fees. With respect to a particular issue of Notes, the Company shall pay the required Commission filing fees relating to such Notes within the time required by Rule 456(b)(1) under the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(l) Term Sheets. With respect to a particular issue of Notes, if requested by the Related Agents offering such Notes prior to the Applicable Time, the Company shall prepare a final term sheet relating to such Notes substantially in the form set forth in Exhibit D hereto or in such other form reasonably satisfactory to the Related Agents (the “Final Term Sheet”) and shall file the Final Term Sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule.

(m) Automatic Shelf Registration Statement Expiration. If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any Notes purchased by one or more Related Agents as principal remain unsold by the Related Agents, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to Notes, in a form reasonably satisfactory to the Distribution Agents. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to Notes, in a form reasonably satisfactory to the Distribution Agents and will use its reasonable best efforts to (i) cause such registration statement to be declared effective as soon as practicable and (ii) take all other action necessary or appropriate to permit the public offering and sale of Notes to continue as contemplated in the expired registration statement relating to Notes. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

SECTION 4A. Term Sheets and Free Writing Prospectuses.

(a) Use and Consent. (i) In connection with each issue of Notes, the Company and each Distribution Agent agree as follows:

Each Distribution Agent represents that it has not made and will not make any offer relating to Notes that constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed (x) by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act, other than the information contained in one or more preliminary term sheets or the Final Term Sheet, or (y) by such Distribution Agent pursuant to Rule 433(d)(1)(ii) under the Securities Act, in each case without the prior written consent (which may be in electronic form) of the Company, and that the section of the Terms Agreement entitled “Disclosure Package Schedule” will include all such free writing prospectuses for which the Distribution Agents have received such consent.

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The Company represents and agrees that it has not made and will not make any offer relating to a particular issue of Notes that would constitute Supplemental Offering Materials without the prior written consent (which may be in electronic form) of the Related Agents.

(b) Rule 433 Compliance. Each Distribution Agent agrees that it will, pursuant to reasonable procedures developed in good faith, (x) retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act and (y) file any free writing prospectus used or referred by it as set forth in Rule 433(d)(1)(ii) under the Securities Act.

(c) Conflicts with the Registration Statement. The Company agrees that each Issuer Free Writing Prospectus relating to a particular issue of Notes, as of its issue date and at all subsequent times through the completion of the public offer and sale of the applicable Notes or until any earlier date that the Company notified or notifies the Related Agents as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, as then amended or supplemented. The Company further agrees that if at any time following the issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus, if not amended, would conflict with the information in the Registration Statement or the Prospectus, as then amended or supplemented, or, when read together with the information in the Disclosure Package, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Related Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Distribution Agent specifically for use therein.

5. Payment of Expenses.

Whether or not the transactions contemplated by this Agreement are consummated or this Agreement or any Terms Agreement or other agreement by a Distribution Agent to purchase Notes as principal is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of Notes and any taxes payable in that connection; (ii) the costs incident to the preparation and printing and filing under the Securities Act of the Registration Statement, the Prospectus, any Disclosure Package, any Issuer Free Writing Prospectuses (including any amendments or supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of Notes under the state or foreign securities or blue sky laws of such jurisdictions as the Distribution Agents may designate and the preparation, printing and distribution of a Canadian wrapper, if used, and Blue Sky Memorandum (including in each case the related reasonable fees and expenses of counsel for the Distribution Agents; provided, however, that the Company shall not pay for any such Blue Sky fees and expenses if the transactions contemplated by this Agreement are not consummated, notwithstanding anything to the contrary herein); (vi) any fees charged by rating agencies for rating the Notes; (vii) the fees and expenses of the Trustee, any paying agent, any calculation agent and any exchange rate agent (including related reasonable fees and expenses of one counsel to each of such parties), including the preparation of the agency agreements related thereto; (viii) all expenses and application fees incurred in connection with the approval of Notes for book-entry transfer by DTC and any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority (“FINRA”) (including the related reasonable fees and expenses of counsel for the Distribution Agents); (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (x) any advertising and other out-of-pocket expenses of the Distribution Agents incurred with the prior written approval of the Company; and (xi) the reasonable fees and disbursements of counsel to the Distribution Agents incurred in connection with the establishment of the program relating to the Notes, and any amendment or supplement to this Agreement, the Indenture, any Terms Agreement, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or Notes, and, if agreed to by the Company and the applicable Distribution Agent, any purchase of Notes by such Distribution Agent as principal; provided, however, that the fees and expenses of counsel incurred in connection with (a) preparing the Blue Sky Memorandum referenced in clause (v), and (b) any filings and clearance by FINRA referenced in clause (viii), shall not exceed $10,000 in the aggregate for any particular issue of Notes or offering

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thereof. It is understood, however, that except as provided in this Agreement, the Distribution Agents will pay all costs and expenses incurred by them, including, without limitation, all expenses incurred by the Distribution Agent in connection with any “road show” presentation to potential investors, fees and disbursements of its counsel, transfer taxes payable on resale of Notes by them, and any advertising expenses connected with any offers it makes. For the avoidance of doubt, it is understood that the Company shall not pay or reimburse any costs, fees or expenses incurred by the Distribution Agents’ default on their obligations to purchase Notes.

6. Conditions of Distribution Agents’ Obligations.

The obligations of the Distribution Agents to solicit offers to purchase Notes as agents of the Company and any obligation of a Distribution Agent to purchase Notes pursuant to any Terms Agreement or other agreement by such Distribution Agent to purchase Notes as principal (or otherwise) are subject to the accuracy of the representations and warranties contained herein on the part of the Company and the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof at each applicable Representation Date, to the performance and observance by the Company of all covenants and agreements herein contained and to the following additional conditions:

(a) Legal Opinion and 10b-5 Statement of Counsel to the Company. On or immediately prior to the date of this Agreement, the Distribution Agents shall have received the favorable opinion or opinions and 10b-5 statement, each dated as of the date of this Agreement, of O’Melveny & Myers LLP, special counsel for the Company, in form and substance reasonably satisfactory to the Distribution Agents.

(b) Legal Opinion of Counsel to the Distribution Agents. On or immediately prior to the date of this Agreement, the Distribution Agents shall have received a customary legal opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel to the Distribution Agents, covering such matters as the Distribution Agents may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(c) Officer’s Certificate. On or immediately prior to the date of this Agreement, the Distribution Agents shall have received a certificate, dated the date of this Agreement, of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Distribution Agents confirming that, to the best of such officer’s knowledge after due inquiry that (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the date of such certificate, (ii) that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate in all material respects, and (iii) that, since the respective dates of which information is given in the Disclosure Package, the Registration Statement and the Prospectus, or since the date of the Terms Agreement, if applicable, there has been no Material Adverse Effect except as disclosed in the Disclosure Package, Registration Statement or Prospectus.

(d) Accountant’s Comfort Letter. On or immediately prior to the date of this Agreement, the Distribution Agents shall have received from the Company’s independent accountants (who are KPMG LLP as of the date of this Agreement), at the request of the Company, a letter, dated the date of this Agreement and addressed to the Distribution Agents, in form and substance reasonably satisfactory to the Distribution Agents, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

(e) Additional Documents. On or immediately prior to the date of this Agreement, counsel to the Distribution Agents shall have been furnished with such documents, certificates and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Distribution Agents and to counsel to the Distribution Agents.

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7. Delivery of and Payment for Notes Sold through a Distribution Agent.

Delivery of Notes sold by the Company through a Related Agent as agent shall be made by the Company to such Related Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Related Agent shall promptly notify the Company and deliver the Note to the Company, and, if the Related Agent has theretofore paid the Company for such Note, the Company will promptly return the amount of such payment to such Related Agent in immediately available funds. If such failure occurred for any reason other than default by such Related Agent in the performance of its obligations hereunder, the Company will reimburse such Related Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company’s account.

8. Additional Covenants of the Company.

The Company covenants and agrees with each Distribution Agent (or with respect to a particular issue of Notes, each Related Agent) that:

(a) Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of a particular issue of Notes (whether to a Distribution Agent as principal or through the Distribution Agent as agent), and each delivery of a particular issue of Notes (whether to a Distribution Agent as principal or through the Distribution Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to such Distribution Agents pursuant hereto are true and correct at the time of such acceptance or delivery, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery by the Company to the purchaser or his agent, or to the applicable Distribution Agent, of such Notes relating to such acceptance or delivery, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus, each as amended and supplemented at each such time, and to the Disclosure Package at the Applicable Time relating thereto in respect of such Notes).

(b) Subsequent Delivery of Certificates. Each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than by (x) a Pricing Supplement, (y) the filing of a document incorporated by reference thereto or (z) an amendment or supplement providing solely for the establishment of or a change in, the specific terms of a tranche of Notes or relating exclusively to an offering of securities under the Registration Statement other than Notes) or (ii) (unless waived pursuant to the applicable Terms Agreement) the Company sells Notes to one or more Distribution Agents as principal, then, in each case, the Company shall furnish or cause to be furnished promptly to the Distribution Agents or the applicable Distribution Agent, as the case may be, certificates dated the date of such amendment or supplement, such filing or the Settlement Date, as the case may be, in form reasonably satisfactory to the Distribution Agents or the applicable Distribution Agent, as the case may be, to the effect that the statements contained in the certificates referred to in Section 6(c) hereof which were last furnished to the Distribution Agents are true and correct at the time of such amendment or supplement, such filing or the Settlement Date, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus, each as amended and supplemented at such time, and to the Disclosure Package at the Applicable Time relating thereto in respect of any Notes issued and sold pursuant to the foregoing clause (ii)) or, in lieu of any such certificates, certificates of the same scope as the corresponding certificates referred to in said Section 6(c), modified as necessary to relate to the Registration Statement and the Prospectus, each as amended and supplemented at the time of delivery of such certificate, and to the Disclosure Package at the Applicable Time relating thereto in respect of any Notes issued and sold pursuant to the foregoing clause (ii).

(c) Subsequent Delivery of Legal Opinions and 10b-5 Statements. Each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than by (x) a Pricing Supplement, (y) the filing of a document incorporated by reference thereto, or (z) an amendment or supplement providing solely for the establishment of or a change in, the specific terms of a tranche of Notes or solely for the inclusion of additional financial information or relating exclusively to an offering of securities under the Registration Statement other than Notes) or (ii) (unless waived pursuant to the applicable Terms Agreement) the Company sells Notes to one or more Distribution Agents as principal, then, in each case, the Company shall furnish or cause to be furnished promptly to the Distribution Agents or the applicable Distribution Agent, as the case may be, the written opinion and 10b-5 statement of O’Melveny &

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Myers LLP, special counsel to the Company, and the written opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel to the Distribution Agents. In each case, the foregoing opinions and 10b-5 statements shall be dated the date of delivery of such opinions and 10b-5 statements, in form and scope satisfactory to the Distribution Agents or the applicable Distribution Agent, as the case may be, of the same scope as the opinions and 10b-5 statements referred to in Sections 6(a) and 6(b) hereof, as applicable, but modified, as necessary, to relate to the Registration Statement and the Prospectus, each as amended and supplemented at the time of delivery of such opinions, and to the Disclosure Package at the Applicable Time relating thereto in respect of any Notes issued and sold pursuant to the foregoing clause (ii) or, in lieu of any such opinion or 10b-5 statement, counsel last furnishing such opinion and 10b-5 statement to the Distribution Agents shall furnish to the Distribution Agents or the applicable Distribution Agent, as the case may be, a letter to the effect that the Distribution Agents or the applicable Distribution Agent, as the case may be, may rely on such last opinion and 10b-5 statement to the same extent as though each was dated the date of such letter authorizing reliance (except that statements in such last opinion and 10b-5 statement shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented at the time of delivery of such letter authorizing reliance, and to the Disclosure Package at the Applicable Time relating thereto in respect of any Notes issued and sold pursuant to the foregoing clause (ii)). The Company agrees to provide such documents and information as such counsel may reasonably request to enable them to pass upon the matters covered by such opinions and 10b-5 statements or such letters provided in lieu thereof.

(d) Subsequent Delivery of Accountants’ Letter. Each time that (unless waived pursuant to the applicable Terms Agreement) the Company sells Notes to one or more Distribution Agents as principal, the Company shall furnish or cause to be furnished forthwith to the Distribution Agents or the applicable Distribution Agent, as the case may be, a letter from the Company’s independent accountants delivered at the Applicable Time and a letter delivered at the Settlement Date, in each case, relating to such Notes and in form satisfactory to the Distribution Agents or applicable Distribution Agent of the same scope as the letter referred to in Section 6(d), modified as necessary to relate to the Registration Statement and the Prospectus, each as amended or supplemented at the time of delivery of such letter, and to the Disclosure Package relating thereto at the time of delivery of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company. In each case, the foregoing letters shall be dated the date of delivery of such letter; provided that such letter shall use a cut-off date no more than three business days prior to the date of such Applicable Time or such Settlement Date, as the case may be; provided further that the letter delivered at the Settlement Date may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the letter relating to such Notes that is delivered at the Applicable Time.

9. Indemnification.

(a) Indemnification of Distribution Agents.

(i)

The Company agrees to indemnify and hold harmless each Distribution Agent, its members, employees, selling agents, affiliates, directors and officers and each person, if any, who controls such Distribution Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Disclosure Package, any Issuer Free Writing Prospectus, any Supplemental Offering Materials or the information contained in any Final Term Sheet, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Distribution Agent expressly for use therein.

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(ii)

The Company agrees to indemnify each Distribution Agent against any loss incurred by such Distribution Agent as a result of any judgment or order being given or made for the amount due under this Agreement and such judgment or order being paid in a currency (a “Judgment Currency”) other than U.S. dollars as a result of any variation between (A) the rate of exchange at which U.S. dollars are converted into the Judgment Currency for the purpose of such judgment or order and (B) the rate of exchange at which such Distribution Agent is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Distribution Agent. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(b) Indemnification of the Company. Each Distribution Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by such Distribution Agents expressly for use in the Registration Statement or any amendment thereof, the Prospectus or any amendment or supplement thereto or any Disclosure Package, any Issuer Free Writing Prospectus, any Supplemental Offering Materials or any Final Term Sheet.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided, that, the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have reasonably concluded based on the advice of counsel chosen by it and satisfactory to the Indemnifying Person that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Distribution Agent, its affiliates, directors and officers and any control persons of such Distribution Agent shall be designated in writing by such Distribution Agent or, in the case of a syndicated issue, the lead manager(s) thereof, and any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the

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plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided, however, that the Indemnifying Person shall not be liable for such settlement if the delay in such reimbursement is due to (A) a dispute, with reasonable basis, regarding the amount of fees and expenses for which such reimbursement is sought or (B) a good-faith dispute based on the advice of counsel regarding the Indemnified Person’s entitlement to reimbursement of such fees and expenses. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in Sections 9(a) and 9(b) is unavailable as a matter of law to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Distribution Agents, on the other, from the offering of Notes to which such losses, claims, damages or liabilities relate or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Distribution Agents, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and such Distribution Agents, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses but after deducting discounts and commissions) received by the Company from the sale of Notes and the total discounts and commissions received by such Distribution Agents in connection therewith, bear to the aggregate offering price of such Notes. The relative fault of the Company, on the one hand, and such Distribution Agents, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Distribution Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Distribution Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the applicable Distribution Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other reasonable expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall a Distribution Agent be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Distribution Agent with respect to such Notes exceeds the amount of any damages that such Distribution Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Distribution Agents’ obligations to contribute pursuant to this Section 9 are several and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

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10. Termination.

(a) Termination of this Agreement. This Agreement (excluding any Terms Agreement or other agreement hereunder by a Distribution Agent to purchase Notes as principal) may be terminated for any reason, at any time by the Company or a Distribution Agent, as to itself, upon the giving of 30 days’ written notice of such termination to the other parties hereto in accordance with the provisions of Section 11 hereof.

(b) Termination of an Agreement to Purchase Notes as Principal. A Related Agent may terminate a Terms Agreement to which it is a party, immediately upon notice to the Company, at any time prior to the Settlement Date of Notes relating thereto if after the execution and delivery of such Terms Agreement and prior to the Settlement Date of Notes relating thereto: (i) trading generally shall have been suspended or materially limited on or by either the New York Stock Exchange or the Nasdaq Global Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which such Notes are denominated or payable has occurred; (iv) a material disruption in commercial banking or securities settlement services in the United States or the country or countries of origin of any foreign currency or currencies in which such Notes are denominated or payable has occurred; (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or currency exchange rates or controls or any calamity or crisis, either within or outside the United States, that, in the judgment of the Related Agents or, in the case of a syndicated offering, the lead manager(s) thereof, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of Notes as of the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, the Disclosure Package, the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto subsequent to the date of the Terms Agreement); (vi) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced since that date that it has placed any debt securities of the Company on what is commonly termed a “watch list” for possible downgrading; or (vii) if there has been since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of such Terms Agreement), any Material Adverse Change.

(c) General. In the event of any such termination described in Section 10(a) or Section 10(b) hereto, none of the parties will have any liability to the other parties hereto, except that (i) the Distribution Agents shall be entitled to any commissions earned in accordance with Section 3(a) and Section 3(b) hereof, (ii) if at the time of termination (a) a Related Agent shall own any Notes purchased from the Company as principal with the intention of reselling such Notes or (b) an offer to purchase any Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 8 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, (provided, however, that except as provided in clause (iii) below, the Company’s obligations pursuant to Sections 4 and 8 hereof shall in any event terminate no later than the date that is 30 days (or in the case of Section 4(a), 90 days) after the time of such termination), and (iii) the Company’s obligations pursuant to Section 4(h), the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Section 9 hereof, and the provisions of Sections 10(c), 11, 12 and 18 hereof shall remain in effect.

If a Terms Agreement or other agreement hereunder by the Distribution Agents to purchase Notes as principal shall be terminated by such Related Agents because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of such agreement, or if for any reason the Company shall be unable to perform its obligations under such agreement, the Company will reimburse such Related Agents as have so terminated such agreement with respect to themselves, severally, for all reasonable and documented out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Related Agents in connection with such agreement or the offering contemplated hereunder.

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11. Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand or by mail, and any such notice shall be effective when received at the address specified below.

If to the Company:

Air Lease Corporation

2000 Avenue of the Stars, Suite 1000N

Los Angeles, California 90067

Fax: (310) 553-0999

Attention: Legal Department

with a copy to (which shall not constitute notice):

O’Melveny & Myers LLP

400 South Hope Street

Los Angeles, California 90071

Attention: John-Paul Motley, Esq.

If to any Distribution Agent: at its notice address(es) specified on Schedule 1 hereto or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 11.

12. Parties.

This Agreement shall inure to the benefit of and be binding upon the Distribution Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, directors and affiliates referred to in Section 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained.

This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons, directors and affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

This Agreement shall not be assignable by any party without the prior written consent of the other parties except that any Distribution Agent may assign this Agreement to an affiliated broker-dealer without the Company’s or other Distribution Agents’ prior consent.

13. Default by One or More of the Distribution Agents Acting as Principal.

(a) With respect to a syndicated issue, if one or more of the Related Agents purchasing Notes as principal hereunder shall fail to purchase the Notes which it or they agreed to purchase (the “Defaulted Notes”), then the lead nondefaulting Related Agent(s) shall have the right, within 24 hours thereafter, to make arrangements for one or more of the nondefaulting Related Agents, any Distribution Agent or any other agent, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements are not completed within such 24-hour period, then the Company shall be entitled to a further 24-hour period within which to procure other persons satisfactory to the lead nondefaulting Related Agent(s) to purchase the Defaulted Notes on such terms. If other persons become obligated or agree to purchase the Defaulted Notes, either the lead nondefaulting Related Agent(s) or the Company may postpone the Settlement Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Related Agents may be necessary in the Disclosure Package, the Registration Statement or the

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Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Disclosure Package, the Registration Statement or the Prospectus that effects any such changes. As used in this Agreement, the terms “Distribution Agent” and, with respect a particular issuance of Defaulted Notes, “Related Agent,” include, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 13, purchases Defaulted Notes.

(b) If, after giving effect to any arrangements for the purchase of the Defaulted Notes provided in (a) above, the aggregate principal amount of the Defaulted Notes that remains unpurchased on the Settlement Date does not exceed 10% of the aggregate principal amount of all Notes to be purchased on such date, then the Company shall have the right to require each nondefaulting Related Agent to purchase the principal amount of Notes that such Related Agent agreed to purchase hereunder on such date plus such Related Agent’s pro rata share (based on the principal amount of Notes that such Related Agent agreed to purchase on such date compared to the aggregate principal amount of Notes that all nondefaulting Related Agents agreed to purchase on such date) of the Defaulted Notes for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Defaulted Notes provided in paragraph (a) above, the aggregate principal amount of Defaulted Notes that remains unpurchased on the Settlement Date exceeds 10% of the aggregate principal amount of all Notes to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then such agreement to purchase Notes shall terminate without liability on the part of the nondefaulting Related Agents.

(d) No action taken pursuant to this paragraph shall relieve any defaulting Distribution Agent from liability in respect of its default. Any termination of this Agreement pursuant to this Section 13 shall be without liability on the part of the Company, except that the Company and the Distribution Agents will continue to be liable for the payment of expenses as set forth in Section 5 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

14. Survival.

The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Distribution Agents contained in this Agreement or made by or on behalf of the Company or the Distribution Agents pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Distribution Agents.

15. Certain Defined Terms.

For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a Saturday, Sunday or a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

16. Compliance with USA Patriot Act.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Distribution Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of its respective clients, as well as other information that will allow the Distribution Agents to properly identify their respective clients.

17. Relationships with Distribution Agents.

The Company acknowledges and agrees that the Distribution Agents are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or

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an agent of, the Company or any other person. Additionally, none of the Distribution Agents is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Distribution Agents shall have no responsibility or liability to the Company with respect thereto. Any review by the Distribution Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Distribution Agents and shall not be on behalf of the Company.

18. Miscellaneous.

(a) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b) Severability. The invalidity or unenforceability of any Section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph, or provision hereof; provided, that, no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party hereto.

(c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto; provided, however, that the Lead Agents may waive by email, on behalf of all of the Distribution Agents, the satisfaction of any condition in Section 6 hereof that is to be satisfied on or immediately prior to the date of this Agreement.

(e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of page intentionally left blank]

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If the foregoing is in accordance with the Distribution Agents’ understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Distribution Agents and the Company in accordance with its terms.

Very truly yours,

AIR LEASE CORPORATION

By:	/s/ Gregory B. Willis
Name: Gregory B. Willis
Title: Executive Vice President and
Chief Financial Officer

Agreed and Accepted:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.
Name: Jack D. McSpadden, Jr.
Title: Managing Director

[Signature page to Distribution Agreement]

Agreed and Accepted:

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

[Signature page to Distribution Agreement]

Agreed and Accepted:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Matt Basler
Name: Matt Basler
Title: Managing Director

[Signature page to Distribution Agreement]

Agreed and Accepted:

ABN AMRO SECURITIES (USA) LLC

By:	/s/ Sander Spierings
Name: Sander Spierings
Title: Managing Director

By:	/s/ Aldrik Vervat
Name: Aldrik Vervat
Title: Executive Director

[Signature page to Distribution Agreement]

Agreed and Accepted:

ARAB BANKING CORPORATION B.S.C.

By:	/s/ Richard Tull
Name: Richard Tull
Title: Head of Wholesale Banking,
North America

By:	/s/ David Giacalone
Name: David Giacalone
Title: Chief Risk Officer, NY

[Signature page to Distribution Agreement]

Agreed and Accepted:

BMO CAPITAL MARKETS CORP.

By:	/s/ Adrian Adduci
Name: Adrian Adduci
Title: Director

[Signature page to Distribution Agreement]

Agreed and Accepted:

BNP PARIBAS SECURITIES CORP.

By:	/s/ Richard Murphy
Name: Richard Murphy
Title: Managing Director

[Signature page to Distribution Agreement]

Agreed and Accepted:

COMMONWEALTH BANK OF AUSTRALIA

By:	/s/ Alexandra Licurse
Name: Alexandra Licurse
Title: Director, DCM

[Signature page to Distribution Agreement]

Agreed and Accepted:

FIFTH THIRD SECURITIES, INC.

By:	/s/ Jonathan Elliot
Name: Jonathan Elliot
Title: Director

[Signature page to Distribution Agreement]

Agreed and Accepted:

GOLDMAN SACHS & CO. LLC

By:	/s/ Raffael Fiumara
Name: Raffael Fiumara
Title: Vice President

[Signature page to Distribution Agreement]

Agreed and Accepted:

ICBC STANDARD BANK PLC

By:	/s/ Robin Stoole
Name: Robin Stoole
Title: Head of Bond Syndicate

[Signature page to Distribution Agreement]

Agreed and Accepted:

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Victor A. Sack
Name: Victor A. Sack
Title: Managing Director

[Signature page to Distribution Agreement]

Agreed and Accepted:

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Eric Peiffer
Name: Eric Peiffer
Title: Managing Director

[Signature page to Distribution Agreement]

Agreed and Accepted:

LLOYDS SECURITIES INC.

By:	/s/ Wesley Fallan
Name: Wesley Fallan
Title: Head of Capital Markets

[Signature page to Distribution Agreement]

Agreed and Accepted:

LOOP CAPITAL MARKETS LLC

By:	/s/ Sidney Dillard
Name: Sidney Dillard
Title: Partner

[Signature page to Distribution Agreement]

Agreed and Accepted:

MIZUHO SECURITIES USA LLC

By:	/s/ Michael L. Saron
Name: Michael L. Saron
Title: Managing Director

[Signature page to Distribution Agreement]

Agreed and Accepted:

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

[Signature page to Distribution Agreement]

Agreed and Accepted:

MUFG SECURITIES AMERICAS INC.

By:	/s/ Brian Cogliandro
Name: Brian Cogliandro
Title: Managing Director

[Signature page to Distribution Agreement]

Agreed and Accepted:

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

[Signature page to Distribution Agreement]

Agreed and Accepted:

REGIONS SECURITIES LLC

By:	/s/ Neal Smith
Name: Neal Smith
Title: Managing Director

[Signature page to Distribution Agreement]

Agreed and Accepted:

SG AMERICAS SECURITIES, LLC

By:	/s/ Michael Shapiro
Name: Michael Shapiro
Title: Director

[Signature page to Distribution Agreement]

Agreed and Accepted:

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Robert Nordlinger
Name: Robert Nordlinger
Title: Director

[Signature page to Distribution Agreement]

Agreed and Accepted:

TD SECURITIES (USA) LLC

By:	/s/ Elsa Wang
Name: Elsa Wang
Title: Director

[Signature page to Distribution Agreement]

Agreed and Accepted:

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

[Signature page to Distribution Agreement]

EXHIBIT A

ACCESSION LETTER (Program)

To:  Air Lease Corporation

2000 Avenue of the Stars, Suite 1000N

Los Angeles, California 90067

Attention: Legal Department

[Date]

Air Lease Corporation (the “Company”)

Medium-Term Notes, Series A

Due Nine Months or More from Date of Issue (“Notes”)

Ladies and Gentlemen:

We refer to the Distribution Agreement, dated November 20, 2018 (as amended from time to time, the “Distribution Agreement”) made among the Company and the Distribution Agents parties thereto. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Distribution Agreement.

We confirm that we are in receipt of the documents referenced below and have found them to our satisfaction:

(a)	a copy of the Distribution Agreement;

(b)	copies of the Registration Statement and the Prospectus, each as amended or supplemented at the date hereof, referred to in the Distribution Agreement;

(c)	a copy of the Indenture, as amended at the date hereof; and

(d)

copies of the letters from each of the legal advisors referred to in Section 6(a) and Section 6(b) of the Distribution Agreement that were last furnished to the Distribution Agents pursuant to Section 6(c)(ii).

For purposes of the Distribution Agreement, our notice details are as follows:

[Insert name, address, telephone, fax, email and attention].

In consideration of the Company appointing us as a Distribution Agent under the Distribution Agreement, we hereby undertake, with effect from and including the date hereof, for the benefit of the Company and each of the other Distribution Agents, that we will perform and comply with all the duties and obligations expressed to be assumed by a Distribution Agent under or pursuant to the Distribution Agreement.

This letter shall hereafter be read and construed in conjunction and as one document with the Distribution Agreement, and references to “the Agreement”, “this Agreement” or “the Distribution Agreement” in the Distribution Agreement or in any other agreement, instrument or other document executed thereunder or delivered pursuant thereto shall for all purposes refer to the Distribution Agreement incorporating and as supplemented by this letter.

This letter and any claim, controversy or dispute arising under this letter shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

A-1

Very truly yours,

[Insert name of new Distribution Agent]

In accordance with Section 1(a) of the Distribution Agreement, the Company hereby confirms that, with effect from the date hereof, you shall become a party to the Distribution Agreement vested with all of the authority, rights, powers, duties and obligations of a Distribution Agent, as if originally named as a Distribution Agent under the Distribution Agreement.

Confirmed and accepted

as of the date first above written:

Very truly yours,

A-2

EXHIBIT B

ACCESSION LETTER (Issuance)

To:  Air Lease Corporation

2000 Avenue of the Stars, Suite 1000N

Los Angeles, California 90067

Attention: Legal Department

[Date]

Air Lease Corporation (the “Company”)

$[•] aggregate principal amount of [•]% Medium-Term Notes, Series A,

Due [•], [•] (“Notes”)

Ladies and Gentlemen:

We refer to the Distribution Agreement, dated November 20, 2018 (as amended from time to time, the “Distribution Agreement”), and the Terms Agreement, dated [•] (the “Terms Agreement”, and together with the Distribution Agreement, the “Agreement”) entered into with respect to Notes, and made among the Company and the Distribution Agents parties thereto. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Distribution Agreement.

We confirm that we are in receipt of the documents referenced below and have found them to our satisfaction:

(a)	a copy of the Distribution Agreement;

(b)	copies of the Registration Statement and the Prospectus, each as amended or supplemented at the date hereof, referred to in the Agreement; [and]

(c)	a copy of the Indenture, as amended at the date hereof; [and]

(d)

[copies of the letters from each of the legal advisors referred to in Section 6(a) and Section 6(b) of the Distribution Agreement that were last furnished to the Distribution Agents pursuant to Section 6(c)(ii).][1]

For purposes of the Agreement, our notice details are as follows:

[Insert name, address, telephone, fax, email and attention].

In consideration of the Company appointing us as a Distribution Agent in respect of Notes under the Distribution Agreement, we hereby undertake, with effect from and including the date hereof, for the benefit of the Company and each of the other Distribution Agents, that we will perform and comply with all the duties and obligations expressed to be assumed by a Distribution Agent under or pursuant to the Distribution Agreement.

This letter shall hereafter be read and construed in conjunction and as one document with the Distribution Agreement, and references to “the Agreement”, “this Agreement” or “the Distribution Agreement” in the Distribution Agreement or in any other agreement, instrument or other document executed thereunder or delivered pursuant thereto shall for all purposes refer to the Distribution Agreement incorporating and as supplemented by this letter.

This letter and any claim, controversy or dispute arising under this letter shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

[1]

[NTD: to be included if certain of the opinions in such letters are being relied upon in connection with this offering and are not included in any opinions being delivered in connection with this offering.]

B-1

Very truly yours,

[Insert name of new Distribution Agent]

In accordance with Section 1(a) of the Distribution Agreement, the Company hereby confirms that, with effect from the date hereof, you shall become a party to the Distribution Agreement vested with all of the authority, rights, powers, duties and obligations of a Distribution Agent solely with respect to the sale of Notes, as if originally named as a Distribution Agent under the Distribution Agreement. Following the Settlement Date for Notes, you shall have no authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the placement of Notes.

Confirmed and accepted

as of the date first above written:

Very truly yours,

B-2

EXHIBIT C

FORM OF TERMS AGREEMENT

TERMS AGREEMENT

Air Lease Corporation

Medium-Term Notes, Series A

Due Nine Months or More from Date of Issue

$[•] aggregate principal amount of [•] Medium-Term Notes, Series A due [•] (“Notes”)

[Date]

To:  Air Lease Corporation

2000 Avenue of the Stars, Suite 1000N

Los Angeles, California 90067

Attention: Legal Department

Re:  Distribution Agreement dated as of November 20, 2018

(the “Distribution Agreement”)

The terms below and those attached hereto as Annex 1 are hereby agreed to by the Distribution Agents named herein [and other parties identified as Underwriters in Annex 1] (the “Underwriters”) and Air Lease Corporation, a Delaware corporation (the “Company”), in connection with the sale of Notes:

Method of Resale:

☐	varying prices related to prevailing market prices at the time of resale to be determined by the applicable Distribution Agent.

☐	a fixed offering price of 100% of the principal amount.

☐	a fixed offering price of [•]% of the principal amount.

Underwriting Discount/Purchase Price: [•]

Disclosure Package Schedule

Applicable Time: [•]

Issuer Free Writing Prospectuses: [•]

Final Term Sheet: [Attached hereto as Annex 1]

Other Provisions, if any:

[In connection with the purchase of Notes by the Underwriters, the Underwriters hereby waive delivery of the following on the Settlement Date:]

1.	[Officer’s Certificate pursuant to Section 8(b) of the Distribution Agreement]

2.	[Legal opinions and 10b-5 statements pursuant to Section 8(c) of the Distribution Agreement]

3.	[Accountant’s letters pursuant to Section 8(d) of the Distribution Agreement]

[Confirm whether additional provisions are necessary for Notes denominated in a Non-U.S. currency, with respect to Non-U.S. underwriters, etc.]

Payment shall be made to the Company pursuant to the terms of the Distribution Agreement, in immediately available funds.

[To the extent an Underwriter is not a party to the Distribution Agreement, this Terms Agreement confirms that the terms and conditions of the Distribution Agreement shall apply to the sale of Notes as if such Underwriter were a “Distribution Agent” under the Distribution Agreement purchasing Notes as principal as a “Distribution Agent”. Notwithstanding the foregoing or anything in the Distribution Agreement to the contrary, such Underwriter shall only be entitled to receive such opinions, certificates and letters delivered solely with respect to the sale of Notes to such Underwriter as principal, except for such deliverables, if any, as have been waived in this Terms Agreement. By executing a counterpart of this Terms Agreement, such Underwriter shall be entitled to the benefits of the Distribution Agreement solely with respect to its purchase and sale of Notes and agrees that it will perform and comply with all the duties and obligations expressed to be assumed by a Distribution Agent as principal under or pursuant to the Distribution Agreement. Following the closing for the sale of Notes, such Underwriter shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the purchase and sale of Notes.]

Unless otherwise defined herein, terms defined in the Distribution Agreement are used herein as therein defined.

Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

[NAME(S) OF UNDERWRITER(S)]

By:
Name:
Title:

Accepted:

AIR LEASE CORPORATION

By:
Name:
Title:

Annex 1

Final Term Sheet

[Attach completed final term sheet hereto]

EXHIBIT D

FORM OF FINAL TERM SHEET

[To be modified as appropriate]

Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-224828

Supplementing the Prospectus Supplement

dated November 20, 2018 (to Prospectus dated November 20, 2018)

AIR LEASE CORPORATION

$[•]

PRICING TERM SHEET

DATE: [•]

Issuer:	Air Lease Corporation

[Ratings*:]	[•]

Security Description:	[•]% Medium-Term Notes, Series A, due [•] (“Notes”)

CUSIP:	[•]

ISIN:	[•]

Principal Amount:	$[•]

Net Proceeds (before expenses):	$[•]

Trade Date:	[•], [•]

Settlement Date:

[•], [•] (T+[5])

The Issuer expects that delivery of Notes will be made to investors on the Settlement Date, which will be the fifth business day following the date hereof (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date hereof or the next two succeeding business days will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade Notes prior to their date of delivery hereunder should consult their advisors.

Maturity Date:	[•], [•]

[Coupon:]	[[•]%]

Issue Price:	[•]% of face amount

[Benchmark Treasury:	[•]% due [•], [•]]

[Benchmark Treasury Spot / Yield:	[•]-[•] / [•]%]

[Spread to Benchmark Treasury:	+[•] basis points]

[Floating Rate Index:]	[ ]

[Floating Rate Spread:]	[+/- ] basis points

[Index Source:]	[ ]

[Minimum Interest Rate:]	[0.000%]

[Initial Interest Rate:]	[The initial interest rate will be based on [ ] determined on [ ] plus the Floating Rate Spread.]

Yield to Maturity:	[•]%

Interest Payment Frequency:	[Semi-annual/Quarterly]

Interest Payment Dates:	[[•], [•],] [•] and [•], commencing [•], [•] [([long][short] first coupon)]

Regular Record Dates:	[[•], [•],] [•] and [•]

[Interest Reset Dates:]	[The first interest reset date shall be the Settlement Date and thereafter, each Interest Payment Date. Newly reset interest rates shall apply beginning on and including the Interest Reset Date to, but excluding, the next Interest Payment Date.]

[Interest Determination Date:]	[[____] preceding each Interest Reset Date]

[Day Count Fraction:]	[•]

[Business Day Convention:]	[•]

[Business days, if different from those specified in the Prospectus Supplement, that apply:]	[•]

[Optional Redemption:]	[On any date prior to [•], [•], we may redeem Notes, at our option, in whole or in part at a redemption price equal to 100% of the aggregate principal amount of Notes plus an Applicable Premium, calculated using the applicable Treasury Rate plus [•] basis points, plus accrued and unpaid interest, if any, to the redemption date. [On or after [•], [•], we may redeem Notes, at our option, in whole or in part at a redemption price equal to 100% of the aggregate principal amount of Notes plus accrued and unpaid interest, if any, to the redemption date.]]

[Change of Control Repurchase Event:]	[Puttable at 101% of principal plus accrued and unpaid interest, if any, to the date of purchase.]

Denominations/Multiples:	[$2,000 x $1,000]

Calculation Agent:	[•]

Governing Law:	New York

[Joint] Bookrunner[s]:	[•]

[Co-]Manager[s]:	[•]

[Concurrent Offering(s):]	[Concurrently with this offering of Notes, the Issuer is also offering by means of separate term sheet(s): [____] ([collectively,] the “Other Notes”). This term sheet does not constitute an offer to sell, or the solicitation of an offer to buy, any of the Other Notes. Any offering of the Other Notes may be made only by means of a prospectus and related prospectus supplement.]

[Other Provisions:]	[•]

*

An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

Investing in Notes involves a number of risks. See “Risk Factors” included or incorporated by reference in the prospectus supplement dated November 20, 2018 and the related prospectus dated November 20, 2018.

The Issuer has filed a registration statement including a prospectus and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by contacting: (i) [•], (ii) [•], or (iii) [•].

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

SCHEDULE 1

Contact Information for

Notices to Distribution Agents

ABN AMRO Securities (USA) LLC

100 Park Avenue, 17th Floor

New York, New York 10017

Telephone: (917) 284 6926

Facsimile Number: (646) 434 0191

Arab Banking Corporation B.S.C.

140 East 45 Street, 38th Floor

New York, New York 10017

Telephone: (212) 583-4720

Facsimile Number: (212) 583-0921

BMO Capital Markets Corp.

3 Times Square, 25th Floor

New York, New York 10036

Attention: U.S. Syndicate

Telephone: (866) 864-7760

Facsimile Number: (212) 702-1135

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Attention: Debt Capital Markets

Email: new.york.syndicate@bnpparibas.com

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: Transaction Execution Group

Telephone: (212) 816-1135

Facsimile Number: (646) 291-5209

Commonwealth Bank of Australia

599 Lexington Avenue, 30th Floor

New York, New York 10022

Telephone: (212) 848-9210

Fifth Third Securities, Inc.

222 South Riverside Plaza 30th Floor,

MD GRVR0M

Chicago, Illinois 60606

Attention: Transaction Execution

Telephone: (312) 704-4147

Facsimile Number: 312-704-7365

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Attention: Registration Department

ICBC Standard Bank Plc

20 Gresham Street

London EC2V J7E, United Kingdom

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk

Facsimile Number: (212) 834-6081

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

New York, New York 10019

Telephone: (212) 581-1592

Facsimile Number: (800) 966-1559

Email: USCapitalMarkets@kbw.com

KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, Ohio 44114

Attention: Debt Syndicate

Telephone: (866) 227-6479

Facsimile Number: (216) 689-0976

Lloyds Securities Inc.

1095 Avenue of the Americas, 34th Floor

New York, New York 10036

Attention: Debt Capital Markets

Telephone: (212) 930-5000

Facsimile: (212) 429-2882

Loop Capital Markets LLC

111 W. Jackson Blvd., Suite 1901

Chicago, Illinois 60604

Telephone: (312) 913-4900

Facsimile Number: (312) 922-7137

Email: dcm@loopcapital.com

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

50 Rockefeller Plaza

NY1-050-12-02

New York, New York 10020

Attention: High Grade Transaction Management/Legal

Facsimile Number: (646) 855-5958

Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, New York 10022

Attention: Debt Capital Markets

Telephone: (212) 205-7750

Facsimile: (212) 205-7812

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Attention: Investment Banking Division

Telephone: (212) 761-6691

Facsimile: (212) 507-8999

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020-1001

Attention: Capital Markets Group

Telephone: (212) 405-7440

Facsimile Number: (646) 434-3455

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Attention: DCM Transaction Management

Telephone: (866) 375-6829

Facsimile: (212) 658-6137

Regions Securities LLC

1180 West Peachtree Street, NW, Suite 1400

Atlanta, Georgia 30309

Telephone: 404-279-7400

Facsimile Number: 404-279-7474

SG Americas Securities, LLC

245 Park Avenue

New York, New York 10167

Attention: High Grade Syndicate Desk

Telephone: (855) 881-2108

Facsimile Number: (212) 278-5642

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road, NE, 11th Floor

Atlanta, Georgia 30326

Telephone: (404) 926-5625

Facsimile Number: (404) 926-5027

TD Securities (USA) LLC

31 W. 52nd Street, 2nd Floor

New York, New York 10019

Attention: Transaction Management Group

Telephone: (855) 495-9846

Email: ustmg@tdsecurities.com

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Attention: Transaction Management

Facsimile Number: (704) 410-0326